                                                                    EXHIBIT 10.2

                            JOINT VENTURE AGREEMENT


  This Agreement is made and entered into as of the 1st day of April, 1996, between CELLSTAR INTERNATIONAL CORPORATION\SA, a company organized and existing under the laws of the State of Delaware (hereinafter "CellStar"), Simon Rex Earle, an individual ("Earle") and Martin Robert deRooy, an individual ("deRooy") (Earle and deRooy being hereinafter sometimes collectively referred to as the "Individual Shareholders" or singularly as the "Individual Shareholder") (CellStar and the Individual Shareholders being hereinafter sometimes collectively referred to as the "Shareholders" or singularly the "Shareholder"), and CELLSTAR UK LIMITED, a company incorporated under the laws of England (hereinafter the "Company").

  Whereas, CellStar owns 100% of the B Ordinary Shares of the Company, the primary purpose of which is to engage in the wholesale distribution throughout the United Kingdom (the "Territory") of cellular telephones, pagers, personal communications services (PCS), mobile radio and other wireless communications equipment and related accessory products (hereinafter the "Products"); and

  Whereas, CellStar is currently negotiating to conclude a distribution agreement on behalf of the Company with Motorola, Inc. for the distribution of Motorola cellular telephones and accessories in the Territory; and

  Whereas, each of the Individual Shareholders wish to subscribe for 100 A Ordinary Shares of the Company; and

  Whereas, the Individual Shareholders shall supply to the Company management services, knowledge of local business environment and marketing services; and

  Whereas, CellStar shall supply the Company with Products for distribution throughout the Territory, with Product knowledge, with marketing know-how, and other technical services.

  Now, Therefore, the parties agree as follows:

1. SHARE CAPITAL

  1.1 Forthwith on the execution of this Agreement, each of the Individual Shareholders shall subscribe for one hundred (100) A Ordinary Shares (Pounds)1 each in the Company. These shares will be issued fully paid in cash.

  1.2 Although immediately following the issuance of the shares as contemplated in paragraph 1.1 above, the share capital of the Company shall be held 80% by CellStar and 10% by each of the Individual Shareholders, CellStar recognizes the desire of the Individual Shareholders to increase their aggregate share ownership to up to 49% of the total outstanding

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ordinary shares of the Company.  In recognition of this, CellStar agrees, during the term of this Agreement, as follows:

   (a) The Individual Shareholders shall have the option, but not the obligation, to purchase from time to time from CellStar for cash up to an aggregate total of 299 B Ordinary Shares of the Company (149.5 B Ordinary Shares each) held by CellStar (the "Option Shares") pro rata in the proportion that the number of shares owned by the Individual Shareholder on the date of notice bears to the aggregate number of shares owned by all of the Individual Shareholders.

   (b) An Individual Shareholder who desires to exercise his option shall give written notice signed by such Individual Shareholder to CellStar and to the other Individual Shareholder at least thirty (30) days prior to the end of any fiscal year. Each such notice shall state the number of Option Shares which the Individual Shareholder giving the notice elects to purchase. The Individual Shareholder receiving such notice shall, within ten (10) days following receipt of such notice elect to purchase all or a portion of his pro rata portion of the Option Shares by giving written notice to the other Individual Shareholder and CellStar. If any Individual Shareholder fails to exercise his right to purchase his full pro rata portion of the Option Shares, the other Individual Shareholder shall have the option of purchasing all or a portion of the Option Shares remaining unpurchased.

   (c) The purchase price per share for the Option Shares for each Individual Shareholder shall be determined as follows: (i) the total aggregate number of shares held by the purchasing Individual Shareholder immediately following the Closing; divided by (ii) the total number of shares outstanding immediately following the Closing; multiplied by
       (iii) the total Net Worth of the Company on the Closing date; and divided by (iv) the number of Option Shares purchased by the purchasing Individual Shareholder. Payment for the Option Shares shall be made in cash and in full at the closing. The closing of the purchase shall occur within thirty (30) days following the end of such fiscal year.

   (d) It is specifically understood and agreed by the parties hereto that, upon the purchase by any Individual Shareholder of any of the Option Shares pursuant to this Section, the A Ordinary Shares held by all Individual Shareholders will automatically lose their right to dividends under
       Section 4.5 of this Agreement, and shall thereupon rank pari passu in all respects with the B Ordinary Shares in the Company.

   (e) "Net Worth" shall mean the net worth of the Company as determined by the independent accountants, regularly retained by the Company to audit its annual accounts, in accordance with generally accepted accounting principles in England applied by the Company on the date as of which the Net Worth is to be determined plus any and all dividends paid to Shareholders from the date of this

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       Agreement through the closing date. Such determination, in the absence of bad faith, corruption or gross negligence, shall be binding and conclusive on each party hereto.

  1.3 During the term of this Agreement, the Company shall not issue or sell shares of its stock unless such issuance is approved in advance by the unanimous consent of the Shareholders.

2. AGREEMENT TO PREVAIL

  2.1 The parties hereby agree that in the event of any inconsistency or conflict between the provisions of this Agreement and the Articles of Association, the provisions of this Agreement will prevail.

3. BOARD OF DIRECTORS

  3.1 The Board of Directors shall consist of six (6) persons: four (4) of whom shall be nominated by CellStar and one (1) of whom shall be nominated by each Individual Shareholder. Each Shareholder hereby agrees to cause the election of the directors nominated by the other Shareholder. In case the office of a director is vacated by death, resignation, removal, or otherwise, each Shareholder shall cause, and hereby agrees to the election of a director nominated by the Shareholder who nominated the predecessor director.

  3.2  Meetings of the Board of Directors may be called by each director.
Notice of a meeting of the Board of Directors shall be given to each director at least twenty (20) days prior to the date set for such meetings; provided that, in case of urgency, the above period may be shortened with the written consent of all of the directors. Notice to directors in England shall be given by registered mail or telecopy, and notice to directors outside England shall be sent by telecopy with confirmation by registered mail. No notice shall be required for the convocation of a meeting of the Board of Directors where all the directors are present, and where all the directors in writing waive the notice provided for above.

  3.3 The Board of Directors shall elect a Chairman who shall be one of the CellStar nominated directors. At any meeting of the Board of Directors, the Chairman shall have the deciding vote in the event of a tie.

  3.4 The Company shall be managed by its directors in accordance with its Articles of Association.

  3.5 If an Individual Shareholder who is a director of the Company disposes of his shares for any reason and he does not resign as a director at the closing of the disposition of such shares, whether such disposition is to the Company, to another Shareholder or to an outside party, such Individual Shareholder hereby agrees that such disposition shall constitute such a resignation by him.

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4. PROVISION OF RESOURCES

  4.1 CellStar shall supply to the Company know-how and assistance including marketing and promotional expertise and shall license to the Company its trademarks as appropriate, all in accordance with the terms of the License Agreement (a copy of which is attached hereto as Schedule 1). This Agreement shall not come into effect between the parties until the License Agreement has been executed by the parties thereto.

  4.2 The Company hereby acknowledges that CellStar, as a licensee with the right to sublicense, has heretofore authorized it to incorporate using the name "CellStar" in its corporate name. The Company hereby acknowledges and agrees that all right, title and interest in and to the name "CellStar" belongs to CellStar and its licensor, CellStar Ltd. The Company hereby agrees that CellStar and/or its licensor may withdraw its consent to allow Company to use "CellStar" in its corporate name at any time with or without cause by written notice to the Company. The Company further agrees that, in the event of such withdrawal of consent, the Company and the Shareholders shall immediately take all steps necessary to change the name of the Company to cease using "CellStar" or any name resembling or confusingly similar to "CellStar" in such name.

  4.4 The Company shall develop and present to the Board of Directors for majority board approval a budget for each fiscal year of the Company. The fiscal year for the Company shall end November 30. The first such budget for the 1996 fiscal year shall be presented to the Board of Directors within thirty
(30) days following the date hereof. Each subsequent budget shall be presented to the Board of Directors not less than sixty (60) days prior to the start of each fiscal year.

  4.5 The parties agree that it shall be the policy of the Company to pay lawful dividends to the holders of preferred shares on an annual basis as follows:

   (a) The Company shall pay dividends with respect to A Ordinary Shares to each Individual Shareholder in an amount equal to the percentage of Net Profits (as hereinafter defined) which corresponds to such Individual Shareholder's percentage ownership of the total outstanding shares of the Company on the date of determination. Such bonus shall be paid within thirty (30) days following the completion of the Company's fiscal year end audit.

   (b) For purposes hereof, "Net Profits" shall mean the net income of the Company for such fiscal year (after provision for taxes and all other expenses) determined in accordance with generally accepted accounting principles consistently applied. The determination of Net Profits for any fiscal year by the Company's auditors shall be conclusive.

   (c) If the Company does not have sufficient profits available for distribution (within the meaning of the Company's Act 1985) to enable it to pay in respect of any

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       financial year the amount of dividends provided for in Section 4.5(a)
       above, then the Company shall pay such amount as it is lawfully able to distribute, and any deficit in the amount of Net Profits not distributed to an Individual Shareholder as a result shall not be accumulated and carried forward into the next financial year.

  4.6 For so long as CellStar owns at least 80% of the total outstanding shares of the Company, CellStar shall provide financing to support the business of the Company in accordance with the requirements of the Company's annual budget, as approved by the Board of Directors. In consideration for the provision of such financial assistance, the Company shall pay interest to CellStar on all such funds advanced in an amount equal to CellStar's cost of funds. The Board of Directors may, from time to time during the course of the fiscal year, revise the annual budget as they see fit to reflect business conditions, prospects or other general economic conditions. CellStar may, at its sole option, cease to provide financing for the Company in the event that, as of the end of any fiscal quarter, the Company shall not have been profitable on a cumulative basis.

  4.7 In the event any Individual Shareholder exercises his option to purchase any or all of the Option Shares pursuant to Section 1.2 hereof, CellStar's financing obligations set forth in Section 4.6 above shall cease and any additional financing shall be supplied by the Shareholders in amounts equal to each Shareholder's percentage ownership and on equal terms. It is the present intention of the parties that interest rates for loaned or guaranteed capital shall be 2% over the cost of funds for each contributing Shareholder. Capital provided by way of guaranteed bank loans shall be equivalent to directly loaned capital.

5. PROTECTION OF TRADE SECRETS

  5.1 None of the parties shall use in any way trade secrets, know-how and knowledge of the other parties received by such party hereunder or pursuant to the License Agreement other than information which has become freely available to the public other than through the unauthorized disclosure by such party, the Company or any of their employees, servants or agents. This protection extends throughout the term of this Agreement and any time thereafter.

6. APPOINTMENT OF DISTRIBUTOR

  6.1 CellStar hereby appoints the Company as its distributor for the sale of Products within the Territory. CellStar shall not appoint any other person, firm or company in the Territory as a distributor or agent for the Products in the Territory. It is specifically understood, however, that sales by CellStar or its affiliates to customers located outside the Territory but who resell within the Territory, shall not be deemed to violate this Section 6.1.

  6.2 Nothing in this Agreement shall entitle the Company to any priority of supply in relation to the Products as against CellStar's other distributors or customers, or any right or

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remedy against CellStar if any of the Products are sold in the Territory by any person, firm or company outside the Territory.

  6.3  In consideration hereof, the Company shall not, during the term of this
Agreement:

   (a) obtain Products for resale from any person, firm or company other than CellStar without CellStar's prior written consent;

   (b) be concerned or interested in the sale or distribution in the Territory of any products which compete directly with the Products without CellStar's prior consent;

   (c) seek customers, establish any branch or maintain any distribution depot for the Products in any country which is outside the Territory; or

   (d) sell Products to any customer which is (i) in any country outside the European Economic Community, or (ii) within the Territory if to the knowledge of the Company that customer intends to sell the Products in any country which is outside the European Economic Community.

  6.4 It is specifically understood and agreed that in the event the Company fails to enter into a definitive distribution agreement with Motorola, Inc., this Agreement shall, at the option of CellStar, terminate and, in such event, the Individual Shareholders shall immediately deliver to CellStar the share certificates relating to their shares in the Company together with stock transfer forms duly executed by them in blank, for no consideration.

7. CONFIDENTIALITY AND NON-COMPETITION

  7.1 Each Individual Shareholder shall use his best efforts to keep secret and confidential all know-how, trade secrets, inventions, improvements and knowledge imparted to the Company by CellStar pursuant to the License Agreement or received by it hereunder. The parties shall not communicate any such information to any third person without the prior written consent of CellStar.

  7.2 It is the intent of the parties hereto that the Company shall conduct all business relating to wireless communications within the Territory. The Individual Shareholders therefore further agree that, so long as this Agreement is in effect, they shall not, directly or indirectly, engage in the sale of Products and/or wireless communications service within the Territory (including but not limited to activation or resale of cellular or paging services).

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8. ACCOUNTS AND AUDITORS

  8.1 The firm of KPMG Peat Marwick shall be appointed as the auditors of the Company. Any proposed change of such appointment shall be submitted to the Board of Directors for approval.

  8.2 Each party shall have the right to inspect the books of account and other records of the Company and to make copies or take extracts upon reasonable notice having been given to the Company, but all such extracts and copies shall be confidential and the parties agree not to disclose them to any third party save as may be necessary for compliance with any statutory or other legal requirements.

  8.3 As of the end of each fiscal year, the financial records of the Company shall be audited by the auditors of the Company.

9. TERMINATION

  9.1 Any Shareholder may terminate this Agreement forthwith upon giving the other parties written notice in the event that:

   (a) A receiver is appointed over one of the Shareholders or over all or substantially all of the property of that Shareholder, if such receiver is not discharged within 30 days, or upon or after the making by such Shareholder of any assignment or attempted assignment or composition or arrangement with or for the benefit of creditors, or upon or after the passing of any resolution or the institution of any proceeding for the winding up of the business of such Shareholder, provided that a right to terminate shall not arise hereunder in the event of a Shareholder's being liquidated only in connection with a scheme of corporate reorganization, reconstruction, merger or other combination, or an Individual Shareholder is declared bankrupt or enters into any general composition or arrangement with or for the benefit of his creditors including a voluntary arrangement under the Insolvency Act of 1986;

   (b) a Shareholder attempts to Dispose (as such term is hereinafter defined) of all or some of his or its shares in the Company in contravention of the provisions of the Articles of Association or other provisions of this Agreement; or

   (c) the License Agreement is terminated by either of the parties thereto.

  9.2 CellStar may terminate this Agreement with or without cause upon giving the other parties 90 days' written notice of termination.

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  9.3  Termination of this Agreement shall not relieve any party of any of its obligations stated herein or rescind nor shall it give rise to any right to rescind anything done or any payment made or other consideration given to any party hereunder prior to such termination.

  9.4 Failure or delay on the part of any party to exercise its rights of termination hereunder shall not be construed to prejudice its right of termination for any subsequent default.

10.  RESTRICTIONS OF TRANSFER OF SHARES

  10.1 Except as otherwise provided in Section 10.2 hereof, no Shareholder may shall make or suffer any Disposition of all or any portion of his or its shares in the Company. For purposes hereof, "Disposition" shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition of any shares of the Company or any interest therein, whether voluntary or involuntary, and whether during a Shareholder's lifetime or upon or after his death, including, but not limited to, any Disposition by operation of law, by merger or dissolution of a Shareholder, pursuant to the termination of marital relationship, by court order, by judicial process, or by foreclosure, levy, or attachment, or by transfer to the estate of an Individual Shareholder or to the beneficiary of an Individual Shareholder, in either case upon the death of an Individual Shareholder. When used as a verb such term shall have a correlative meaning.

  10.2 Should CellStar wish to terminate this Agreement pursuant to Section 9 hereof for any reason, CellStar shall have the right, but not the obligation, to require the Individual Shareholders to sell all of its shares in the Company at a price equal to the retained earnings of the Company multiplied by the percentage of the total outstanding shares of the Company held by the Individual Shareholders on the closing date. CellStar shall provide written notice to the Individual Shareholders stating that, within 30 days after the mailing of the notice, CellStar shall have the right to purchase all of the shares of the Company owned by the Individual Shareholders with the purchase price payable in cash within 30 days after mailing of the notice. The closing of the transaction shall be at a reasonable place and time set by CellStar. At the closing, the shares of the Individual Shareholders shall be delivered to CellStar duly endorsed in exchange for cash or other good funds in payment of the price.

11.  NON-ASSIGNABILITY

  11.1 The parties hereto may not assign their rights or obligations hereunder without the prior written consent of the other parties.

  11.2 Without prejudice to the generality of the foregoing, no party may assign, transfer, encumber or in any manner whatsoever dispose of all or some of its shares in the Company except by transfer in accordance with the Articles of Association and in accordance with the terms hereof.

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12.    NOTICES

  12.1 All notices hereunder to be given in writing shall be deemed to have been served on the date accepted for delivery by registered or certified mail or telefax receipt acknowledged at the address indicated as the principal or registered office of the party as herein recorded or as amended by written notice from time to time.

  If to CellStar:       CellStar International Corporation\S.A.
                        1730 Briercroft Court
                        Carrollton, Texas 75006
                        United States of America
                        Attn: President

  If to Earle:          Simon Rex Earle
                        251 Clifton Drive South
                        Lytham St. Annes
                        Lancashire
                        FY8 1HW

  If to deRooy:         Martin Robert deRooy
                        30 Cassandra Ct.
                        Regent Pk.
                        Asgard Dr.
                        Salford 5 M54TQ

  If to the Company:    CellStar UK Limited
                        Bushbury House
                        435 Wilmslow Road
                        Withington
                        Manchester M20 9AF

       with copy to:    CellStar Corporation
                        1730 Briercroft Court
                        Carrollton, Texas  75006
                        United States of America
                        Attn:  General Counsel

13.  GOVERNING LAW AND ARBITRATION

  13.1 This Agreement shall be governed by and construed in accordance with the laws of England.

  13.2 Any dispute arising out of this Agreement or under the terms hereof shall be settled in accordance with the Rules of Conciliation and Arbitration of the International Chamber

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of Commerce.  Arbitration shall be held in London, England, and the arbitrators award may be entered in any court having jurisdiction over any one or more of the parties.

14.  GENERAL

  14.1 This Agreement shall be binding upon and inure to the benefit of the parties and their successors and legal representative.

15.  EXECUTION IN COUNTERPARTS

  15.1 This Agreement may be executed in multiple counterparts, each of which shall be deemed enforceable and valid, without production of the others.

  In Witness Whereof, the parties have hereunto set their hands and seals on the day and year first above written.


                               CELLSTAR INTERNATIONAL
                                CORPORATION\S.A.



                               By:   /s/ ALAN H. GOLDFIELD
                                   ___________________________________
                               Name:     Alan H. Goldfield
                                     _________________________________
                               Title:    President
                                      ________________________________


                               EARLE


                                  /s/ S. R. EARLE
                               _______________________________________
                               SIMON REX EARLE


                               DEROOY


                                  /s/ M. R. DEROOY
                               _______________________________________
                               MARTIN ROBERT DEROOY

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                               CELLSTAR UK LIMITED



                               By:   /s/ M. R. DEROOY
                                   ___________________________________
                               Name:     M. R. DeRooy
                                     _________________________________
                               Title:    Director
                                      ________________________________

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